UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, the Board of Directors (the “Board”) of TScan Therapeutics, Inc. (the “Company”) appointed Barbara Klencke, M.D., to the Board, effective April 6, 2023. Dr. Klencke will serve as a Class III director until the date of the annual meeting of stockholders following the year ending December 31, 2023, or until her earlier death, resignation or removal. The Board has determined that Dr. Klencke qualifies as an independent director under the listing standards of the Nasdaq Global Market.

As a non-employee director, Dr. Klencke will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy. There are no arrangements or understandings between Ms. Klencke and any other person pursuant to which Dr. Klencke was selected as a director, and there are no transactions between Dr. Klencke and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Dr. Klencke an option to purchase 9,146 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The options will vest over thirty-six equal monthly installments following the grant date, subject to Dr. Klencke’s continued service on the Board.

The Company will enter into an indemnification agreement with Dr. Klencke in connection with her appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company, filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on March 8, 2023.

A copy of the Company’s press release announcing the appointment of Dr. Klencke is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by TScan Therapeutics, Inc. on April 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report. These forward-looking statements involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Current Report on Form 8-K, the Company’s forward looking statements include statements about its cash, cash equivalents and cash flow. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: April 10, 2023	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer